Exhibit 10.2

AGREEMENT OF SUBLEASE

AGREEMENT OF SUBLEASE

MEMORANDUM OF AGREEMENT OF SUBLEASE

Concluded by and between

Mophuthi Matsoso Development Trust (Reg No:TD2015/0015)

(Hereinafter referred to as the “Sub-lessor”)

Makhemeng Ts’akholo, Mafetengand

Bophelo Bioscience and Wellness Proprietary Limited (Reg No: 2018/62924)(Hereinafter referred to as the “Sub-lessee”)

Makhemeng Ts’akholo, Mafeteng.

WHEREAS

The Sub-lessor hereby agrees to sublet to Sub-lessee, who agrees to hire certain properties held by; A Form C

(Certificate of Allocation) in terms of Section 23(1) of Land Act 2010

NOW THEREFORE THE PARTIES AGREE AS FOLOWS ON THE TERMS AND CONDITIONS OF THEAFORESAID AGREEMENT

1              INTERPRETATION

In this agreement -

1.1	clause headings are for the purposes of convenience and reference only and shall not be used in the interpretation of this agreement;

1.2	unless the context clearly indicates a contrary intention an expression which denotes -

1.2.1	any gender includes the other genders;

1.2.2	a natural person includes an artificial person and vice versa;

1.2.3	the singular includes the plural and vice versa;

1.3	the following expressions shall, unless the context clearly indicates a contrary intention, bear the following meanings and related expressions shall bear corresponding meanings-

1.3.1	“agreement” -this agreement of lease and all annexes hereto;

1.3.2	“buildings” - at any relevant time, the greenhouses, sheds and other building/s on the leased premises and all other improvements of every nature whatever situate on the leased premises;

1.3.3	“commencement date” - notwithstanding the signature date, 1 April 2019;

1.3.4	“initial period” - the period commencing on the commencement date and terminating on the 20th anniversary thereof;

1.3.5	“leased premises” subject to the provisions of clause 4, the 68834 sq msituated on the properties indicated on Annex A;

1.3.6	“parties” - collectively the Sub-lessor and the Sub-lessee and any reference to“party” shall be deemed to be reference to either one of them as the context may require;

1.3.7	“permitted business” –the activities described in clause 12.1

1.3.8	“prime rate” - the rate publicly quoted by The Standard Bank of South Africa Limited, from time to time, as being its prime rate of interest (expressed as a nominal annual compounded monthly in arrear rate), calculated on a 365 day a year basis, irrespective of whether or not the year is a leap year and prima facie proved, in the event of there being a dispute in relation thereto, by a certificate signed by any manager of the aforesaid bank (whose appointment, qualification or authority need not be proved);

1.3.9	“properties” - collectively the properties described as South = 1345m, East = 954m, North = 4231m, West = 1397m, East-North = 1510m;

1.3.10	“signature date” – the last date on which the parties sign this agreement;

1.3.11	“Sub-lessee” - Bophelo Bioscience and Wellness Proprietary Limited (registration number 2018/62924), a company incorporated in accordance with the laws of The Kingdom of Lesotho;

1.3.12	“Sub-lessor” - Mophuthi Matsoso Development Trust (Reg No: TD2015/0015)established in accordance with the laws of The Kingdom of Lesotho;

1.3.13	“termination date”- the date on which this agreement is terminated for any reason whatsoever;

1.3.14	“VAT” - Value-added Tax as defined in the Vat Act at the prescribed rate onthe date of supply to which it relates;

1.3.15	“VAT Act”-the Value-added Tax Act of 2001;

1.4	where any term is defined within the context of any particular clause, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it in terms of the particular clause for all purposes in terms of this agreement, notwithstanding that the term has not been defined in this interpretation clause;

1.5	should any provision contained in a definition be a substantive provision conferring any right or imposing any obligation on any party, then notwithstanding that it is only contained in this interpretation clause effect shall be given to it as if it were a substantive provision in this agreement;

1.6	when any number of days is prescribed such number shall exclude the first and include the last day unless the last day falls on a day which is not a business day, in which case the last day shall be the next succeeding business day;

1.7	the use of a specific example (whether or not after the word “including” or “such as”) shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s. Accordingly, without limiting the generality of the aforegoing, wherever the words “includes” or “including” are used in this agreement, the words “without limitation” shall be deemed to follow them;

1.8	the rule of construction that the contract shall be interpreted against the party responsible for the drafting or preparation of the agreement.

1.9	all of the annexes, if any, hereto are deemed to be incorporated herein and shall havethe same force and effect as if they were contained in the body of this agreement;

1.10	words and/or expressions defined in this agreement shall bear the same meanings when used in the annexes, if any, hereto;

1.11	a reference to any statutory body or court shall be construed as a reference to that statutory body or court as at the signature date and as substituted from time to time thereafter by successor statutory bodies or courts, as the case may be;

1.12	the expiration or termination of this agreement shall not affect such of its provisions as expressly provide that they shall continue to apply after such expiration or termination or which of necessity must continue to apply after such expiration ortermination;

1.13	a reference to -

1.13.1	“business day” shall be construed as being any day other than a Saturday,Sunday or public holiday in Lesotho;

1.13.2	day/s, month/s or year/s shall be construed as day/s, month/s or year/s in the Gregorian calendar;

1.13.3	any written agreement shall be a reference to that agreement as amended,substituted or replaced from time to time in accordance with its terms;

1.14	no provision of this agreement shall, unless otherwise stipulated, constitute a stipulation for the benefit of any person (stipulation alteri) who is not a party to this agreement.

2              INTRODUCTION

It is recorded that the parties agree that the Sub-lessee shall let from the Sub-lessor the leased premises, upon the terms and conditions set out in this agreement.

3              SUB-LEASE

The Sub-lessor hereby lets the leased premises to the Sub-lessee on the terms and conditions set out in this agreement.

4              EXTENSION OF LEASED PREMISES

4.1	The Sub-lessee shall have the right to increase the area of the leased premises, at anytime and on one occasion or on more than one occasion, by notice in writing to the Sub-lessor so as to include any portion of the properties depicted on annex B as part of the leased premises, provided that the maximum increase in extent of the leased premises shall not pursuant to the exercise of the aforesaid right/s exceed an additional 192 hectares.

4.2	Should the Sub-lessee exercise its rights in terms of clause 4.1 the extended area to be comprised in the leased premises shall be at the discretion of the Sub-lessee but shall be selected from the area shown in annex B and the leased premises shall be extended with effect from the last day of the month in which such right is exercised by the Sub-lessee in terms of clause 4.1.

4.3	After the area of the leased premises has been extended by an additional 194 hectares pursuant to the exercise by the Sub-lessee of the rights granted to it in terms of clause 4.1, the Sub-lessee shall have the right to further increase the area of the leased premises, at any time and on one occasion or on more than one occasion, by notice in writing to the Sub-lessor so as to include any portion of the properties depicted on annex C as part of the leased premises, provided that the maximum increase in extent of the leased premises shall not pursuant to the exercise of the aforesaid right/s exceed an additional 1 000 hectares.

4.4	Should the Sub-lessee exercise its rights in terms of clause 4.3 the extended area to be comprised in the leased premises shall be at the discretion of the Sub-lessee but shall be selected from the area shown in annex C and the leased premises shall be extended with effect from the last day of the month in which such right is exercised by the Sub-lessee in terms of clause 4.3.

4.5	The Sub-lessor undertakes to ensure that the Sub-lessee, its employees, contractors, agents and invitees are at all times given free and unrestricted access to all parts of the leased premises including the right to traverse the other parts of the properties if necessary to gain access to any portion of the leased premises.

5              REGISTRATION OF SUBLEASE

The Sub-lessor undertakes to procure that-

5.1	it obtains the requisite consent in terms of section 36 of the Land Act 2010 for the Sub-lessor to sublet the leased premises to the Sub-lessee; and

5.2	after obtaining the consent referred to in clause 5.1 that the lease is registered (as soon as possible after the aforesaid consent is obtained but in any event within3 month from the date thereof) in terms of the Deeds Registry Act of 1969. Refer to Annex A.

6              DURATION

6.1	This agreement shall commence on the commencement date and shall terminate on the 20th anniversary of the commencement date subject to such other rights as are vested in the parties in terms of this agreement or in terms of law.

6.2	The Sub-lessee shall have an option (“the first option”) to renew this lease for a period of 30 years (“the first option period”) from the termination of the initial period.

6.3	The Sub-lessee shall be entitled to exercise the first option by written notice to the Sub-lessor, not less than 60 days prior to the termination of the initial period, failing which, the first option shall lapse.

6.4	The first option shall be on the same terms as set out in this lease applicable to the initial period.

6.5	The Sub-lessee shall have an option (“the second option”) to renew this lease for a period of 30 years (“the second option period”) from the termination of the first option period.

6.6	The Sub-lessee shall be entitled to exercise the second option by written notice to the Sub-lessor, not less than 60 days prior to the termination of the first option period, failing which, the second option shall lapse.

6.7	The second option shall be on the same terms as set out in this lease applicable to the initial period.

7              RENTAL

7.1	The monthly rental payable by the Sub-lessee to the Sub-lessor in respect of the hire of the leased premises for the period commencing on the commencement date and terminating on the termination date shall be 350,000 Malotis per month.

7.2	The monthly rental referred to in clause 7.1 shall escalate on each anniversary of the commencement date (including during any option period if the relevant option is exercised) at the rate of 10% on a compound basis.

8              PAYMENT

8.1	The Sub-lessee shall pay the basic monthly rental to the Sub-lessor in Maloti free of any deduction and/or set-off whatever and free of bank charges and/or commission no later than the 7th of every following month

8.2	Unless expressly notified in writing to the Sub-lessee to the contrary, all amounts payable to the Sub-lessor in terms of this agreement shall be paid by means of electronic transfer of funds into the Sub-lessor’s banking account referred to below -

Account holder		Mophuthi Matsoso Development Trust
Bank		Nedbank Lesotho
Branch		Mafeteng
Branch code	-	[*]
Account number		[*]
Reference		Bophelo Rent

or such other banking account in Lesotho as the Sub-lessor may from time to time, inwriting, direct.

8.3	Any rent falling due for payment by the Sub-lessee under this agreement which is not paid on its due date for payment, shall bear interest at the prime rate, calculated from the due date for payment thereof.

8.4	All amounts payable by the Sub-lessee to the Sub-lessor in terms of this agreement are expressed to be exclusive of VAT on the basis that the Sub-lessee shall pay the Sub-lessor VAT thereon at the applicable rate as determined in accordance with the provisions of the Vat Act from time to time.

9              DELIVERY OF KEYS AND REMOTES

The Sub-lessee shall deliver all keys to the buildings to the Sub-lessor not later than 16:30 on the termination date. The Sub-lessee shall be responsible for all costs incurred by the Sub-lessor in obtaining new keys should the Sub-lessee fail to deliver the keys as aforesaid.

10            ELECTRICITY, WATER, GAS AND OTHER OUTGOINGS

10.1	The Sub-lessee shall with effect from the commencement date be liable for and pay forthwith on demand to the Sub-lessor all costs for water, electricity, gas, sanitary fees, refuse removal fees, and any other services consumed by the Sub-lessee at the leased premises.

10.2	Should the leased premises, or part of the leased premises, be served by specific sub-meters in respect of electricity, water and/or gas, then the Sub-lessee shall pay to the Sub-lessor, the cost of all electricity, water and/or gas used in and/or on the leased premises as metered by such sub-meters.

10.3	Should no separate sub meter be installed in respect of any of the services contemplated in terms of clause 10.1 or should a common sub meter exist for more than the leased premises, such service charges shall be calculated by the Sub-lessor on a pro rata basis based on the percentage which the hectares comprised in the leased premises bears to the hectares comprised in the property/ies served by the common sub meter or in respect of which the charges are levied, as the case may be.

11            RATES AND TAXES

11.1	The Sub-lessee shall be liable for and shall pay to the Sub-lessor all rates and taxes, including assessment rates, business or city improvement district fees, park levies and municipal fees and charges, levied by any competent local authority in respect of the leased premises in respect of any period during this agreement.

11.2	Should any of the rates, taxes, fees and/or charges contemplated in clause 11.1 be levied in respect of any area greater than just the leased premises, then the portion payable by the Sub-lessee shall be calculated on a pro rata basis based on the percentage which the hectares comprised in the leased premises bears to the hectares comprised in the property/ies in respect of which such amounts are levied.

12           PURPOSE FOR WHICH LEASED PREMISES ARE

12.1	The leased premises are let to the Sub-lessee for the purposes of(i) planting, growing, cultivating, farming and manufacturing cannabis and all associated and ancillary activities; (ii) use as offices; and (iii) the provision of administration services. The lessee shall not use the leased premises for any other purpose whatsoever without the prior written consent of the Sub-lessor, which consent shall not be unreasonably withheld or delayed.

12.2	The Sub-lessee undertakes to make timeous application for any licences and any renewals thereof necessary for the conduct of the permitted business in the leased premises and to proceed with any such applications without delay.

13           MAINTENANCE

13.1	The Sub-lessee shall -

13.1.1	at its own cost, keep and maintain in a clean, good order and condition the buildings and replace or repair same, as the case may be, which, without derogating from the generality hereof, shall include all fixtures and fittings, electrical installations, plumbing, geysers and sanitary works, appliances, fire fighting equipment, air-conditioners, doors, roller shutter doors, door handles, locks, keys, entrances, doors, glass and windows in or serving the leased premises and on termination of this agreement shall deliver the buildings to the Sub-lessor in the same good order and condition as existed at the commencement date, fair wear and tear excepted;

13.1.2	prevent any blockage of sewerage or water pipes or septic tanks or drains in or used in connection with the leased premises and shall remove at its cost any obstruction or blockage in any sewer or water pipe or septic tanks or drains serving the leased premises and, where necessary, repair the sewer pipe or drain concerned.

13.2	Should the Sub-lessee fail or refuse to maintain or repair the buildings as provided for in terms of this agreement and remain in default for a period of 30 days after receipt of a written notice calling on the Sub-lessee to rectify such default, then the Sub-lessor shall be entitled, without prejudice to its other rights in law or in terms of this agreement, to effect the necessary maintenance or repairs and to claim the costs so incurred from the Sub-lessee.

13.3	The Sub-lessee shall notify the Sub-lessor in writing within 30 business days after the signature date of any patent defects in the buildings, particularly in respect of taps, toilets, electrical plug points, lighting, locks, keys, doors, glass and windows. The Sub-lessor undertakes to remedy such defects within a period of 14 days after receipt of the written notice from the Sub-lessee, or such longer period as may be required in the circumstances.

14           CONTRAVENTION OF LAWS

14.1	The Sub-lessee shall not contravene or permit the contravention of any law, by-law or statutory regulation or the conditions of any licence relating to or affecting the occupation of the leased premises or the carrying on of the Sub-lessee’s permitted business therein, which may expose the Sub-lessor to any claim, action or prosecution.

14.2	The Sub-lessee shall not contravene any of the conditions of title as set out in the title deed of the properties on which the leased premises are situated and under which the Sub-lessor holds title, nor any laws which the Sub-lessor is required to observe, by reason of its ownership of the leased premises.

14.3	Should the Sub-lessee contravene any law and the Sub-lessor be penalised in any way as a result thereof, the Sub-lessor shall be entitled to recover any loss or damageeither incurred or to be incurred in the future, from the Sub-lessee.

15           ALTERATIONS, ADDITIONS, FIXTURES AND FITTINGS

15.1	The Sub-lessor shall not be under any obligation or liability to make any applications in respect of, do any work or make any alterations or repairs to the buildings in order to comply with the requirements of any local authority or other applicable laws and regulations.

15.2	The Sub-lessee shall be entitled to -

15.2.1	effect or cause to allow to be effected to the leased premises and/or to any buildings, any alterations or additions or improvements or renovations (collectively “the improvements”), whether external, internal, structural, non-structural or of any other nature whatsoever, without the prior consent of the Sub-lessor; and/or

15.2.2	erect any other buildings or structures of any nature whatever on the leased premises, without the prior consent of the Sub-lessor.

15.3	The Sub-lessee shall be entitled to exercise its rights in terms of clause 15.2 provided that the -

15.3.1	plans and specifications for the works shall be prepared by an architect approved by the Sub-lessor and submitted to the Sub-lessor for approval, which approval shall not be unreasonably withheld or delayed;

15.3.2	work shall be carried out by a contractor(s) reasonably approved by the Sub-lessor under the supervision of the Sub-lessor’s architect and/or other professional consultant(s) nominated by the Sub-lessor for such purpose;

15.3.3	reasonable professional fees and charges of the Sub-lessor’s architect, quantity surveyor, consulting engineer and/or other professional consultant(s) shall be borne by the Sub-lessee.

15.4	Upon the termination of this agreement for any reason whatever the Sub-lessee shall have no claim of whatever nature against the Sub-lessor for the value and/or cost of any improvements effected to the leased premises and/or the buildings, whether or not such improvements were effected at the cost of the Sub-lessee, and the Sub-lessor shall be deemed to have become the owner of such improvements upon the installation thereof.

15.5	The Sub-lessee shall be entitled from time to time without the Sub-lessor’s consent, to erect on the buildings such fixtures and fittings as may be required or necessary for the carrying on of the permitted business therein, provided that should this agreement be terminated for any reason whatever -

15.5.1	all such fixtures and fittings erected by the Sub-lessee in the buildings shall, only if the Sub-lessee elects, be removed by the Sub-lessee upon the termination of this agreement, failing which such fixtures and fittings shall become the Sub-lessor’s property;

15.5.2	any damage caused to the buildings as a result of any removal by the Sub-lessee of fixtures and fittings, in respect of which the Sub-lessee haselected to remove, shall be made good at the Sub-lessee’s expense;

15.5.3	the Sub-lessee shall not be entitled to any compensation from the Sub-lessor for any improvements made.

16            SUB-LESSEE’S GENERAL OBLIGATIONS AND RESTRICTIONS

The Sub-lessee shall be-

16.1	liable to repair and/or replace, at its cost, all damage of whatever nature caused to the buildings;

16.2	entitled to modify the electrical installations of the buildings on the basis that the Sub-lessee shall be liable for all costs of such modification/s;

16.3	responsible for ensuring the safety, safe use and maintenance of the electrical installations in the buildings.

17            SUBLETTING

The Sub-lessee shall not-

17.1	cede, assign, transfer, alienate, hypothecate or otherwise dispose of any rights and/or obligations under this agreement; and/or

17.2	sub-let the leased premises or any part thereof; and/or

17.3	give up occupation or possession of the leased premises or any part thereof, to any person;

without the Sub-lessor’s prior written consent, which consent shall not be unreasonablywithheld or delayed.

18       RIGHT OF FIRST REFUSAL

18.1	The Sub-lessor hereby agrees that should it wish to sell any of the properties and/or any portion thereof and/or any right in and to any such properties held by the Sub-lessor (collectively “the sale property”), the Sub-lessor shall be obliged to first offer the sale property for sale to the Sub-lessee upon the following terms and conditions -

18.1.1	the offer shall be made in writing to the Sub-lessee and shall contain the price which the Sub-lessor requires for the sale property and all other terms and conditions upon which the Sub-lessor is prepared to sell the sale property(“the offer”);

18.1.2	the Sub-lessee shall be afforded 30 days from receipt of the offer to accept the offer by furnishing the Sub-lessor with a written acceptance to that effect. Should the Sub-lessee accept the offer as aforesaid, the Sub-lessee shall be obliged to furnish the Sub-lessor, within 45 days of such written acceptance, with a guarantee/s issued by a registered bank or financial institution, which guarantee/s shall secure payment of the purchase price of the sale property and shall be in such form as may be reasonably approved by the Sub-lessor and be expressed to be payable free of exchange by electronic transfer in favour of the Sub-lessor or the Sub-lessor’s nominee on the date of transferof the sale property to the Sub-lessee;

18.1.3	should the Sub-lessee refuse or fail to accept the offer timeously, the Sub-lessor shall be entitled forthwith upon the date of expiry of the offer period or the date of such refusal, whichever is the earlier, to sell the sale property to any bona fide third party, provided that such sale shall be at a price not less than and on terms and conditions no less onerous than the price and terms and conditions contained in the offer to the Sub-lessee.

18.2	The Sub-lessee hereby acknowledges and agrees that the Sub-lessee’s right of first refusal as set out in shall automatically terminate and cease to be of any force or effect should this agreement be cancelled for any reason whatever.

18.3	The Sub-lessor agrees that it shall only be entitled to sell the sale property to another party as envisaged in terms of clause 18.1.3, if such purchaser agrees in writing, in favour of the Sub-lessee, to be bound by the provisions of this agreement.

19	WARRANTIES

19.1	The Sub-lessor gives the Sub-lessee the warranties in (“the warranties”) on the basisthat this agreement is entered into by the Sub-lessee relying on the warranties, each of which is deemed to be a material warranty inducing the Sub-lessee to enter into this agreement.

19.2	Each warranty shall be a separate warranty and shall in no way be limited to or restricted by reference to or by inference from the terms of any other warranty.

19.3	The Sub-lessor warrants to the Sub-lessee that -

19.3.1	it has the lawful right to occupy the properties;

19.3.2	it is not precluded in any way from entering into this agreement and giving the Sub-lessee the rights granted to the Sub-lessee in terms of this agreement;

19.3.3	no other person has the right to occupy the properties;

19.3.4	no person has any pre-emptive right, right of first refusal, option or other right of any nature whatever to buy any of the properties; and

19.3.5	the properties are unencumbered.

19.4	It is agreed that, the Sub-lessee shall be entitled, without prejudice to its other rights in law or in terms hereof, to cancel this agreement as a consequence of any breach by the Sub-lessor of any of the warranties.

20	BREACH

Save as otherwise provided herein should the -

20.1	Sub-lessee commit a breach of any provision of this agreement and fail to remedy such breach within 14 days after receiving written notice from the Sub-lessor requiring the Sub-lessee to remedy such breach, then the Sub-lessor shall be entitled, without prejudice to the Sub-lessor’s other rights in law, to cancel this agreement, or to claim immediate specific performance of all of the Sub-lessee’s obligations then due for performance, in either event without prejudice to the Sub-lessor’s right to claim damages; or

20.2	Sub-lessor commit a breach of any provision of this agreement and fail to remedy such breach within 14 days after receiving written notice from the Sub-lessee requiring the Sub-lessor to remedy such breach, then the Sub-lessee shall be entitled, without prejudice to its other rights in law, to cancel this agreement or to claim immediate specific performance of all of the Sub-lessor’s obligations then due for performance, in either event without prejudice to the Sub-lessee’s right to claim damages.

21	DOMICILIA AND NOTICES

21.1	The parties choose domicilium citandi et executandi for all purposes of the giving ofany notice, the payment of any sum, the serving of any process and for any other purpose arising from this agreement, as follows -

21.1.1	Sub-	Ts’akholo, Makhemeng, Mafeteng

	lessor	makhemeng@makhemeng.co.za

email
21.1.2		Bophelo Bioscience and Wellness (Pty) Ltd

	Sub-lessee	Marked for the attention of: Louisa Maliako Mojela
makhemeng@makhemeng.co.za

email

21.2	Each of the parties shall be entitled from time to time, by written notice to the others, to vary its domicilium to any other physical address within Lesotho.

21.3	Any notice given and any payment made by any party to any other which is delivered by hand during the normal business hours of the addressee at the addressee’s domicilium for the time being shall be presumed to have been received by the addressee at the time of delivery.

21.4	Notwithstanding anything to the contrary contained in this clause written notice or other communication actually received by a party shall be adequate written notice or communication to it notwithstanding that the notice was not sent or delivered to itschosen address or electronic mail address.

22	APPLICABLE LAW

This agreement (including its validity, existence and implementation, the interpretation and application of its provisions, the respective rights and obligations of the parties in terms of and arising out of the conclusion, and termination of the provisions of this agreement), shall be interpreted and governed in all respects by the laws of The Kingdom of Lesotho.

23	JURISDICTION

Save as otherwise provided herein, the parties hereby consent to the non-exclusive jurisdiction of the Courts of The Kingdom Lesotho Commercial Division in respect of any action or legal proceedings which may arise out of or in connection with this agreement, its interpretation, validity or termination.

24	ARBITRATION

24.1	Save for those provisions in this agreement which provide for their own remedies and for the purposes of this a “dispute” shall mean any dispute which arises between the parties in connection with -

24.1.1	the formation or existence;

24.1.2	the implementation;

24.1.3	the interpretation or application of the provisions;

24.1.4	the parties’ respective rights and obligations in terms of or arising out of theconclusion, breach or termination;

24.1.5	the validity, enforceability, rectification, termination or cancellation, whetherin whole or in part;

24.1.6	any documents furnished by the parties pursuant to the provisions,

of this agreement or which relates in any way to any matter affecting the interests of the parties in terms of this agreement. The parties agree that any dispute shall, unless resolved amongst the parties to the dispute, be referred to and be determined by arbitration.

24.2	The parties hereby consent to the arbitration being dealt with in terms of the laws of The Kingdom of Lesotho.

24.3	Any party to this agreement may demand that a dispute be determined in terms of this clause 24 by written notice given to the other parties.

24.4	This clause 24 shall not preclude any party from obtaining interim relief by way of motion proceedings (including on an urgent basis) from a court of law pending the decision of the arbitrator.

24.5	Only the parties and their representatives (including legal representatives) shall be entitled to attend the arbitration hearing.

24.6	The parties agree to keep the arbitration including the subject-matter of the arbitration and the evidence heard during the arbitration confidential and not to disclose it to anyone except for purposes of a court order to be made in terms of clause 24.4.

24.7	The award of the arbitrator shall be final and binding on the parties to the dispute and may be made an order of the court at the instance of any of the parties to the dispute.

The parties agree that as between them the arbitral award shall be final and bindingand have the effect of a court order.

24.8	Any arbitral award shall not be subject to a right of appeal.

24.9	The provisions of this clause -

24.9.1	constitute an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw therefrom or claim at any such proceedings that it is not bound by such provisions; and

24.9.2	are severable from the rest of this agreement and shall remain in effect despite the termination of or invalidity for any reason of this agreement.

24.10	The parties agree that the written demand by any party in terms of that the dispute be submitted to arbitration, shall be deemed to be a legal process for the purpose ofinterruption of extinctive prescription in terms of the Prescription Act of Lesotho

25	COSTS

Each party shall pay its own costs and charges in connection with and incidental to the negotiation, drafting and execution of this agreement.

26	GENERAL

26.1	This document constitutes the sole record of the agreement between the parties inrelation to the subject matter hereof.

26.2	Neither party shall be bound by any representation, warranty, promise or the like not recorded herein.

26.3	No addition to, variation, or agreed cancellation of this agreement shall be of any force or effect unless recorded in a written document and signed by or on behalf of the parties.

26.4	No indulgence which either party (“the grantor”) may grant to the other (“the grantee”) shall constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights against the grantee which may have arisen in the past or which might arise in the future.

26.5	The parties shall at all times act in good faith towards each other and shall not bringany of the other parties into disrepute.

26.6	Each of the parties undertakes at all times to do all such things, perform all such acts and take all such steps and to procure the doing of all such things, within his/her power and control, as may be open to and is necessary for and incidental to the putting into effect or maintenance of the terms, conditions and import of this agreement.

THUS DONE AND SIGNED AT MAKHEMENG, TSAKHOLO ON THIS                                       20

AS WITNESSES

1	/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
2	/s/ [ILLEGIBLE]	SUB- LESSOR

THUS DONE AND SIGNED AT MASERU ON THIS          day of                2018

AS WITNESSES

1	/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
2	/s/ [ILLEGIBLE]	SUB-LESSEE

ANNEX A

AS PER BELOW REGISTERED SUB LEASE

04412-10001

07-03-2019

LEASE

under

The Land Act

2010

Land Administration Authority

P.O. Box 11856

MASERU 100

Lesotho

Lease Number: 04412-10001

LEASE

(In terms of The Land Act 2010)

TO WHOM IT MAY CONCERN

THAT: MOPHUTHI MATSOSO DEVELOPMENT TRUST – REGISTERED UNDER

DEEDS REGISTRY ACT 1967

OF: SEA POINT

MASERU

Hereinafter referred to as the Lessee, has been granted, accepts and holds title in land known as:

Plot Number:      04412-10001

Situated at:         METSI MAHOLO MAFETENG DISTRICT

Approximate area: 68834 Square metres more or less

As shown on plan number 04412 as held by the Chief Surveyor.

Under a Lease issued by the Land Administration Authority pursuant to the Land Administration Authority Act 2010 and the Land Act 2010, on behalf of and with the authority of:

HIS MAJESTY THE KING

Subject to the statutory conditions as prescribed in the Land Regulations and any and all of the following terms and special conditions and general provisions:

1.	Ground rent:

1.01	Annual ground rent shall mean M16 520.16 per year or such other amount as may be reassessed.

2.	Duration:

2.01	This lease shall come into operation on the 20 February 2019 and shall expire at the end of a sixty (60) Year term on 19 February 2079

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3. Special conditions:

3.1 The permitted use in respect of which this lease is granted or issued is: COMMERCIAL

3.2 Other special conditions:

4. General provisions

4.1	That this title is inheritable subject to the provisions of Section 35 of the Act and any other law which may be applicable.

4.2	That this lease shall only be terminated by:
(i) the expiry of its period; or
(ii) the surrender thereof under the provisions of Section 35; or
(iii)its determination pursuant to the provisions of the Act.

4.3	The Act shall mean the Land Act 2010 and all regulations made there under.

4.04	This lease shall be governed by revisions of the Act and all Acts and Regulations now or hereafter applicable to the land.

Thus done, granted and executed on this 20 February 2019 at Maseru.

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Director General	Lessee	(signature)
Land Administration Authority

/s/ [ILLEGIBLE]
Witness	(signature)

Name:	Papali Tsunyane

Where the lessee is legal entity the capacity of the signatory is: representative in exercise of the powers conferred on him/her by a Power of Attorney No        -            / resolution of the Board of Directors of the Lessee /       -               dated the 20th day of February 2019 a certified copy of which is attached hereto.

Seal affixed in the presence of the witness.

Lease number: 04412-10001

Registration number: 04412-10001

Registration date: 07-03-2019

Registration fee: M 100.00

Stamp duty: M 360.00

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Land Regulations 2011	Regulation 10

Statutory conditions

1.	Unless the Minister directs otherwise the Lessee shall fence the boundaries of the land within 6 (six) months of the date of the grant and the Lessee shall maintain the fence to the satisfaction of the Director General.

2.	Unless special written authority is given by the Commissioner of Lands, the Lessee shall commence development of the land within 5 years of the date of the granting of a lease. This shall also apply to further development of the land held under a lease during the term of the lease.

3.	Within a period of the time to be fixed by the planning authority, the Lessee shall provide at his own expense main drainage or main sewerage connections from the building erected on the land as the planning authority may require.

4.	In the event of any main building erected on the land being dismantled, destroyed, demolished or removed, the Lessee shall replace the building within a period specified by the planning authority and sub-regulations (2) and (3) of the Land Regulations 2011 shall apply where applicable.

5.	The Lessee shall use the land comprised in the lease only for the purpose specified in the lease or in any variation made to the original lease.

6.	The Lessee shall permit entry on land at any reasonable period of the day by any duly empowered employee, officer or agent of the:

(i)Land Administration Authority;

(ii)Government of Lesotho; or

(iii)any statutory corporation or parastatal organisation established to provide and maintain public utility services.

7.	Save with the written authority of the planning authority, no electrical power or telephone pole or line or water, drainage or sewer pipe being upon or passing through, over or under the land and no replacement thereof, shall be moved or in any way be interfered with and reasonable access thereto shall be preserved to allow for inspection, maintenance, repair, renewal and replacement.

8.	Full right and liberty reserved unto the Government of Lesotho freely to exercise or have, or unto the Minister to grant to a statutory corporation or parastatal organisation, the right freely to exercise or have a public servitude over the land for the purpose of providing and maintaining public utility services and more particularly for the purpose of erecting telephone or electric power poles, installing electric or telephone wires and cables, laying down drains, sewers or water pipes and maintaining the same.

9.	The interior and exterior of any building erected on the land and all building additions thereto and all other buildings at any time erected or standing on the land and walls, drains and other appurtenances, shall be kept by the Lessee in good repair and tenantable condition to the satisfaction of the planning authority.

10.	No act, matter or thing, whatever, shall be done or permitted to be done upon the land or any part of such land which may cause or lead to pollution of the environment or result in the creation of any hazard to the health of other persons, or become a nuisance or annoyance to or damage or in any way interfere with the peace and comfort of adjoining Lessees or the occupiers of adjoining or other land in the neighbourhood.

11.	The Lessee shall not subdivide the land or part with the possession of any part thereof without the written prior approval of the planning authority.

12.	A Lessee shall, unless exempted under Section 77(1) or qualifies under Section 77(5), pay a prescribed annual ground rent in advance not later than the 31st day of March in each year provided that on execution of the lease, the Lessee shall pay any ground rent due for the period ending the 31st day of March which shall be calculated as follows:

(i)where the lease begins to subsist on any day in the month of April in any calendar year, one whole year’s rent;

(ii)in any other case, one whole year’s rent less one- twelfth thereof for each complete month of that rental year that has elapsed prior to the date of the grant.

13.	Annual ground rent reserved in the lease shall be subject to revision every three (3) years of the term of the lease and consequent upon any revision, the amount shall be fair and reasonable having regard to general values and no account shall be taken of any improvements made by the Lessee to or on the land subsequent to the date of such revision.

14.	Upon application by the Lessee made not later than 6 (six) months before expiry of the term of the lease the Lessee shall be entitled to the grant of a new lease of the land on terms set by the Director General provided the land or part thereof is not required for any public purpose.

14.	Upon application by the Lessee made not later than 6 (six) months before expiry of the term of the lease the Lessee shall be entitled to the grant of a new lease of the land on terms set by the Director General provided the land or part thereof is not required for any public purpose.

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